PRICING SUPPLEMENT NO. 156                                      Rule 424(b)(3)
DATED: August 24, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue



Principal Amount: $10,000,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 09/25/98   Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 09/25/2018       CUSIP#: 073928 EU 3

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:

                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            --------                -------             --------
*                        N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate


Initial Interest Rate:                             Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):
--------------------------------

* Commencing September 25, 2000 and on semi-annual dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**    Semi-annually on the 25th, commencing 03/25/99.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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